Exhibit 10.1

ERIE INSURANCE COMPANY and
ERIE INSURANCE COMPANY OF NEW YORK
Erie, Pennsylvania

AGGREGATE EXCESS OF LOSS REINSURANCE

ADDENDUM NO. 2

Amendment to the REINSURANCE CONTRACT made the first day of January, 1998, between ERIE INSURANCE EXCHANGE, by and through its Attorney-in-Fact, ERIE INDEMNITY COMPANY, of Erie, Pennsylvania, (hereafter called the “REINSURER”), and ERIE INSURANCE COMPANY and its wholly owned subsidiary ERIE INSURANCE COMPANY OF NEW YORK, both of Erie, Pennsylvania (herein referred to collectively (or individually as the context requires) as the “COMPANY”).

It is understood and agreed that, effective January 1, 2003, this Contract is amended by the deletion of Article 12 and by substitution of the following revised Article 12; and the addition of Articles 23 and 24 as follows:

ARTICLE 12 — Premium

The premium for this reinsurance shall be 1.29% of the subject Net Premiums earned by the COMPANY during any Annual Period this Reinsurance Contract remains in force, and shall be subject to a minimum premium of $2,043,000 for each Annual Period.

The COMPANY shall pay to the REINSURER a deposit premium of $2,300,000 for each Annual Period which shall be payable in equal installments of $1,150,000 each on the first days of January and July during the period this Reinsurance Contract remains in force. Final adjustment of the premium for each Annual Period hereunder shall be made as soon as may be reasonably practicable after expiration of that Annual Period.

ARTICLE 23 — Offset

The Company and the Reinsurer, each at its option, may offset any balance or balances, whether on account of premiums, claims and losses, loss expenses or salvages due from one party to the other under this Contract or under any other reinsurance contract heretofore or hereafter entered into between the Company and the Reinsurer, whether acting as assuming reinsurer or as ceding company; provided, however, that in the event of the insolvency of a party hereto, offsets shall only be allowed in accordance with applicable statutes and regulations.

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ARTICLE 24 — Terrorism Exclusion

Notwithstanding any provision to the contrary within this reinsurance agreement or any endorsement thereto, it is agreed that this reinsurance agreement excludes loss, damage, cost, or expense directly or indirectly caused by, contributed to by, resulting from, or arising out of or in connection with any act of terrorism, as defined herein, regardless of any other cause or event contributing concurrently or in any other sequence to the loss.

An act of terrorism includes any act, or preparation in respect of action, or threat of action designed to influence the government de jure or de facto of any nation or any political division thereof, or in pursuit of political, religious, ideological, or similar purposes to intimidate the public or a section of the public of any nation by any person or group(s) of persons whether acting alone or on behalf of or in connection with any organization(s) or government(s) de jure or de facto, and which:

(i)	involves violence against one or more persons; or

(ii)	involves damage to property; or

(iii)	endangers life other than that of the person committing the action; or

(iv)	creates a risk to health or safety of the public or a section of the public; or

(v)	is designed to interfere with or to disrupt an electronic system.

This reinsurance agreement also excludes loss, damage, cost, or expense directly or indirectly caused by, contributed to by, resulting from, or arising out of or in connection with any action in controlling, preventing, suppressing, retaliating against, or responding to any act of terrorism.

Notwithstanding the above and subject otherwise to the terms, conditions, and limitations of this reinsurance agreement, in respect of any act of terrorism not certified under the Terrorism Risk Insurance Act of 2002 (the Act) and any loss from an act of terrorism outside the definition on “insured loss” under the Act, this reinsurance agreement will pay actual loss or damage (but not related cost or expense) caused by the act of terrorism provided such act is not directly or indirectly caused by, contributed to by, resulting from, or arising out of or in connection with biological, chemical, radioactive, or nuclear pollution or contamination or explosion.

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All other terms and conditions remain as heretofore.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives.

In Erie, Pennsylvania, this 2nd day of April, 2003.

ERIE INSURANCE COMPANY

ATTEST:

/s/ Jan Van Gorder, Secretary	/s/ Eugene C. Connell

ERIE INSURANCE COMPANY OF NEW YORK

ATTEST:

/s/ Jan Van Gorder, Secretary	/s/ Philip A. Garcia

ERIE INSURANCE EXCHANGE, by ERIE INDEMNITY COMPANY, Attorney-in-Fact

ATTEST:

/s/ Pamela D. Carullo	/s/ M. S. Zavasky

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